TEXAS-NEW MEXICO POWER COMPANY

                         STATEMENT OF CANCELLATION
                     BY PURCHASE OF REDEEMABLE SHARES


To the Secretary of State
   of the State of Texas:


      Pursuant to the provisions of Article 4.10 of the Texas Business Corporation Act, Texas-New Mexico Power Company, the undersigned corporation, submits the following Statement of Cancellation by Purchase of Redeemable Shares of the corporation:

      1.  The name of the corporation is TEXAS-NEW MEXICO POWER
          COMPANY.

      2. The number of redeemable shares cancelled through purchase is 4,000 itemized as follows:

                                                                    Number
      Class                               Series                  of Shares

11.875% Cumulative Preferred Stock         G                         4,000

      3. The aggregate number of issued shares of the corporation after giving effect to such cancellation is 108,105 itemized as follows:

                                                          Number
      Class                         Series               of Shares
Common Stock                                              10,705

4.65% Cumulative Preferred Stock       B                  13,200
                                  (First Closing)

4.65% Cumulative Preferred Stock       B                  13,200
                                  (Second Closing)

4.75% Cumulative Preferred Stock       C                  15,000

11.00% Cumulative Preferred Stock      D                   3,200

11.00% Cumulative Preferred Stock      E                   1,600

11.00% Cumulative Preferred Stock      F                   3,200

11.875% Cumulative Preferred Stock     G                  48,000


     4. The amount of stated capital of the corporation after giving effect to such cancellation is $9,847,050.


     5. The Restated Articles of Incorporation filed on August 19, 1983 (Statements of Resolution filed on August 16, 1963, October 10, 1963, August 3, 1965, April 29, 1975, and June 10, 1983) provide that if shares of any series of preferred stock are purchased or redeemed pursuant to such Restated Articles of Incorporation, the shares so purchased or redeemed shall be cancelled and shall not be reissued as shares of the same series. The number of shares which the corporation has authority to issue after giving effect to the cancellation is 13,000,000, itemized as follows:

                                                         Number
     Class                                              of Shares

Common Stock                                           12,000,000

Preferred Stock                                         1,000,000

     6. The number of shares of preferred stock which the corporation has authority to issue after giving effect to the cancellation is itemized as to series as follows:

                                                          Number
     Class                           Series             of Shares
4.65% Cumulative Preferred Stock       B                  13,200
                                 (First Closing)

4.65% Cumulative Preferred Stock       B                  13,200
                                 (Second Closing)

4.75% Cumulative Preferred Stock       C                  15,000

11.00% Cumulative Preferred Stock      D                   3,200

11.00% Cumulative Preferred Stock      E                   1,600

11.00% Cumulative Preferred Stock      F                   3,200

11.875% Cumulative Preferred Stock     G                  48,000

Authorized but unissued preferred stock                  902,600


DATED:                          July 22, 1993             TEXAS-NEW MEXICO POWER
COMPANY



                                By   \s\ D. R. Barnard
                                      Its Sector Vice President



                                By   \s\ Michael D. Blanchard
                                           Its Secretary


THE STATE OF TEXAS
COUNTY OF TARRANT

     I, B. Jan Adkins, a notary public, do hereby certify that on this 22nd day of July, 1993, personally appeared before me D. R. BARNARD, who being by me first duly sworn, declared that he is the Sector Vice President of TEXAS-NEW MEXICO POWER COMPANY, that he signed the foregoing document as Sector Vice President of the corporation, and that the statements therein contained are true.


                                \s\  B. Jan Adkins
                                        Notary Public
                                        B. JAN ADKINS
My Commission Expires:
    June 30, 1996